                                                                     EXHIBIT 3.9
                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF AMENDMENT


CERTIFIED TO BE A TRUE AND CORRECT COPY                            FILED
  AS TAKEN FROM AND COMPARED WITH THE
    ORIGINAL ON FILE IN THIS OFFICE                             MAR 25 2004

              MAR 25 2004                                       MARK HAMMOND
                                                            SECRETARY OF STATE 4
           /S/ MARK HAMMOND
 ------------------------------------
 SECRETARY OF STATE OF SOUTH CAROLINA




TYPE OF PRINT CLEARLY IN BLACK INK
----------------------------------

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is Nutricia Manufacturing USA, Inc.

2. Date of Incorporation October 31, 2003

3. Agent's Name and Address Corporation Service Company
                            500 Thurmond Mall Boulevard
                            Columbia, SC 29201

4. On March 22, 2004, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

       RESOLVED, that Article 1. of the Articles of Incorporation of this Corporation shall be and it is amended to read in its entirety as follows:
   "The name of the proposed corporation is Nutra Manufacturing, Inc."

5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

   NA

6. Complete either "a" or "b", whichever is applicable.

   a. [x]  Amendment(s) adopted by shareholder action.

           At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                           Number of       Number of       Number of Votes    Number of Undisputed*
Voting                    Outstanding    Votes Entitled    Represented at            Shares
Group                       Shares         to be Cast        the meeting      For    or    Against
------                    -----------    --------------    ---------------    --------------------

General Nutrition,            100             100                100            100          0
Incorporated
(Sole Shareholder)

                                            Nutricia Manufacturing USA, Inc.
                                        ----------------------------------------
                                                  NAME OF CORPORATION


*NOTE: Pursuant to Section 33-10-106(6)(l) of the 1976 South Carolina Code of
       Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

    b. [ ] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code
            of Laws, as amended, and shareholder action was not required.

7. Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)
            --------------------------------------------------------------------



Date March 22, 2004                     Nutricia Manufacturing USA, Inc.
    ----------------------              ----------------------------------------
                                        Name of Corporation

                                        /s/ David J. Sullivan
                                        ----------------------------------------
                                        Signature

                                        David J. Sullivan, Assistant Secretary
                                        ----------------------------------------
                                        Type or Print Name and Office





                              FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

    Filing Fee                $ 10.00
    Filing tax                 100.00
                              -------
    TOTAL                     $110.00

    Return to: Secretary of State
               P.O. Box 11350
               Columbia, SC 29211





                                                  Form Revised by South Carolina
                                                Secretary of State, January 2000